JetBlue Airways Investor Relations
Amy Carpi
Cindy England
(203) 669-3191
ir@jetblue.com

Investor Update
July 25, 2006

This investor update provides our updated investor guidance for the third quarter ending September 30, 2006 and full year 2006.

Current News:

JetBlue has recently announced and/or launched service to the following new city pairs:

City Pair	Frequency	Start Date
Boston — Phoenix, AZ	1x	May 3, 2006
La Guardia — Orlando, FL	2x	May 3, 2006
Orlando — San Juan, PR	2x	May 3, 2006
Orlando — Aguadilla, PR	1x	May 3, 2006
Sacramento — Long Beach, CA	3x	May 3, 2006
Washington, D.C./Dulles — Las Vegas, NV	1x	May 3, 2006
JFK — Bermuda	2x	May 4, 2006
JFK — Portland, ME	4x	May 23, 2006
JFK — Jacksonville, FL	3x	June 15, 2006
JFK — Pittsburgh, PA	4x	June 30, 2006
Burbank — Orlando, FL	1x	June 30, 2006
Burbank — Las Vegas, NV	1x	June 30, 2006
Boston — Buffalo, NY	3x	June 30, 2006
Boston — Pittsburgh, PA	2x	June 30, 2006
JFK- Charlotte, NC	4x	July 12, 2006
Syracuse — Orlando, FL	1x	July 20, 2006
JFK — Raleigh-Durham, NC	4x	July 20, 2006
JFK — Washington, D.C./Dulles	6x	August 17, 2006
JFK — Nashville, TN	3x	August 31, 2006
JFK — Houston, TX	3x	September 7, 2006
JFK — Aruba	1x	September 15, 2006
JFK — Sarasota, FL	1x	September 21, 2006
JFK — Tucson, AZ	1x	September 28, 2006
JFK — Columbus, OH	4x	October 3, 2006
BOS — Raleigh-Durham, NC	2x	October 18, 2006
BOS — Columbus, OH	1x	October 18, 2006

Capacity Growth:
(Year over year percentage growth range)

	Third Quarter 2006	Full Year 2006
Available seat miles (ASMs)	19-21%	20-22%

ASMs by Fleet Type as a Percentage of Total ASMs:

	Third Quarter 2006 (quarter average)		Full Year 2006 (full year average)
	A320	E190	A320	E190
Estimated ASMs by Aircraft Type as a Percentage of Total ASMs:	94%	6%	95%	5%

Our average stage length is projected to be approximately 1,200 miles in the third quarter of 2006 versus 1,444 in the year ago period and approximately 1,200 miles for the full year 2006 versus 1,358 for full year 2005.

Aircraft Delivery Schedule:

	A320		Committed Financing		E190	Committed Financing
			Mortgage	Sale/Leaseback		Mortgage	Sale/Leaseback
Q206	4		4	—	6	—	6
Q306	4		4	—	5	—	5
Q406	5		4	—	4	—	4
Total at Year End	96	*	70	25	26	1	25

As of June 30, 2006, our firm aircraft orders consisted of 91 Airbus A320 aircraft, 84 EMBRAER 190 aircraft and 32 spare engines, which includes an April 2006 amendment to our Airbus A320 purchase agreement that deferred the delivery of 12 aircraft from 2007 through 2009 to 2011 through 2012.

*	Assumes the sale of five of our existing A320 aircraft currently in revenue service anticipated to occur in September and October, 2006.

Passenger Revenue per Available Seat Mile (PRASM):
(Year over year percentage improvement)

Estimated Third Quarter 2006	18-20%
Estimated Full Year 2006	15-17%

Stock Option Expense:

We estimate that our stock compensation expense under FAS 123R will be approximately $5 million in the third quarter of 2006 and will total approximately $20 million for the full year 2006.

Fuel Hedges:

We have entered into advanced fuel purchase agreements to reduce our exposure to fluctuations in fuel price. As of July 25, 2006, our advanced fuel purchase agreements are as follow:

	Gallons (Est % of consumption)	Price
Q306	54.2 million (53%)	30% in heat collars & swaps with upside protection beginning at $1.98/gal 23% in crude caps with upside protection beginning at $68/bbl
Q406	30.5 million (31%)	18% in heat collars with upside protection beginning at $2.31/gal 13% in crude caps with upside protection beginning at $67/bbl

Additionally, our upside protection on the crude caps is capped at approximately $85/bbl.

	Third Quarter 2006	Full Year 2006
Estimated Fuel Gallons Consumed	101.6 million	378.3 million
Estimated Average Fuel Price per Gallon, Net of Hedges	$2.20	$2.09

Cost per Available Seat Mile (CASM) at Assumed Fuel Cost:
(Estimated year over year percentage increases)

	Third Quarter 2006	Full Year 2006
Estimated CASM	17-19%	14-16%

Operating Margin:
(Estimated operating margin range)

	Third Quarter 2006	Full Year 2006
Estimated Operating Margin Range	4.0-6.0%	2.0-4.0%

Income (Loss) Before Income Taxes:
(Estimated pre-tax margin range)

	Third Quarter 2006	Full Year 2006
Estimated Pre-tax Margin Range	(1.0)-1.0%	(1.0)-1.0%

Weighted Average Shares Outstanding:

Share count estimates for calculating basic and diluted earnings per share are as follows:

Third Quarter 2006		Full Year 2006
Diluted	Basic	Diluted	Basic
181.9 m.	175.5 m.	174.9 m.	174.9 m.

These share count estimates assume no stock price appreciation, but are based on several assumptions, including the number of shares outstanding. The number of shares used in our actual earnings per share calculation will likely be different from those outlined above.

Capital Expenditures

	6/30/06 YTD	2006 Estimated
Aircraft	$503 m.	$1.072 b.
Non-aircraft	$52 m.	$152 m.
Total	$555 m.	$1.224 b.

This investor update contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward looking statements due to many factors, including, without limitation, our extremely competitive industry; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the integration of the EMBRAER 190 aircraft into our operations; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; our reliance on automated systems and technology; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2005 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this update.